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                             MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT, dated as of ;June6, 1997 ("Agreement"), between General Electric Capital Corporation, with an office at 4 North Park Drive Suite 500, Hunt Valley, MD 21030 (hereinafter called, together with its successors and assigns. if any, "Lessor"), and Telco Systems, Inc., a corporation organized and existing under the laws of the State of Delaware with its mailing address and chief place of business at 63 Nahatan Street, Norwood, MA 07062 (hereinafter called "Lessee").


                                  WITNESSETH:
I.       LEASING:

(a) Subject to the terms and conditions set forth below, Lessor agrees to lease to LESSEE, AND LESSEE AGREE TO LEASE FROM LESSOR, THE EQUIPMENT ("EQUIPMENT") described in Annex A to any schedule hereto ("Schedule") or, if applicable, to Section A of any Schedule. TERMS DEFINED IN A SCHEDULE AND NOT OTHERWISE DEFINED herein shall have the meanings ascribed to them in such Schedule.

(b) The obligation of Lessor to purchase Equipment from the manufacturer or supplier thereof ("Supplier") and to lease the same to Lessee under any Schedule shall be subject to receipt by Lessor, prior to the Lease Commencement Date (with respect to such Equipment), of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then to be leased hereunder, (ii) a Purchase Order Assignment and Consent in the form of Annex B to the applicable Schedule, unless Lessor shall have delivered its purchase order for such Equipment, (iii) evidence of insurance which complies with the requirements of Section X and (iv) such other documents as Lessor may reasonably request. As a further condition to such obligations of Lessor, Lessee shall, upon delivery of such Equipment (but not later than the Last Delivery Date specified in the applicable Schedule) execute and deliver to Lessor a Certificate of Acceptance (which may be in the form of Annex C to the applicable Schedule) covering such Equipment, and, if requested by Lessor,-deliver to Lessor a bill of sale therefor (in form and substance satisfactory to Lessor). Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Upon execution by Lessee of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder

II.      TERM, RENT AND PAYMENT:

(a) The rent payable hereunder and Lessee's right to use the Equipment shall commence on the date of execution by Lessee of the Certificate of Acceptance for such Equipment ("Lease Commencement Date"). The term of this Agreement shall be the period specified in the applicable Schedule. If any term is extended, the word "term" shall be deemed to refer to all extended term, and all provision of this Agreement shall apply during any extended term, except as may be otherwise specifically provided in writing.

(b) Rent shall be paid to Lessor at its address stated above, except as otherwise directed by Lessor. Payments of rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. If one or more Advance Rents are payable, such Advance Rent shall be (i) set forth on the applicable Schedule, (ii) due upon acceptance by Lessor of such Schedule, and (iii) v hen received by Lessor, applied to the first rent payment


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         and the balance, if any, to the final rental payment(s) under such
         Schedule. In no event shall any Advance Rent or any other rent payments be refunded to Lessee. If rent is not paid within ten days of its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

III.     RENT ADJUSTMENT:

(a) The periodic rent payments m each Schedule have been calculated on the assumption (which, as between Lessor and Lessee, is mutual) that the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayer ("Effective Rate") will be thirty-five percent (35%) each year during the lease term.

(b) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986, as amended, (the "Code")), the Effective Rate is higher than thirty-five percent (35%) for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Termination Value, divided by (iii) the difference between the new Effective Tax Rate (expressed as a decimal) and one ( I ). The adjusted Termination Value shall be the Termination Value (calculated as of the first rental due in the year for which such adjustment is being made) less the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all subsequent years of the lease term). Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or
         (ii) the first day of the year for which such adjustment is being made.

(c) Lessee's obligations under this Section lll shall survive any expiration or termination of this Agreement.

IV. TAXES: Except as provided in Sections lll and XV(c), Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor or Lessee by any foreign, federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross shall (i) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, (iii) on all reports or returns show the ownership of the Equipment by Lessor, and (iv) send a copy thereof to Lessor.

V.       REPORTS:

(a) Lessee will notify Lessor in writing, within ten (10) days after any tax or other lien shall attach to any Equipment, of the full particulars thereof and of the location of such equipment on the date of such notification .


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(b)      Lessee will within ninety (90) days of the close of each fiscal year of
         Lessee, deliver to Lessor, Lessee's balance sheet and profit and loss statement, certified by a recognized firm of certified public accountants. Upon request Lessee will deliver to Lessor quarterly, within ninety (90) days of the close of each fiscal quarter of Lessee, in reasonable detail, copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee.

(c) Lessee will permit Lessor to inspect any Equipment during normal business hours.

(d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) and will promptly notify Lessor of any relocation of Equipment. Upon the written request of Lessor. Lessee will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification.

(e) Lessee will promptly and fully report to Lessor in writing if any Equipment is lost or damaged (where the estimated repair costs would exceed ten percent ( 10%) of its then fair market value), or is otherwise involved in an accident causing personal injury or property damage.

(f) Within sixty (60) days after any request by Lessor, Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default (as described in Section Xll) or event which with notice or lapse of time (or both) would become such a default.

VI.      DELIVERY, USE AND OPERATION:

(a)      All Equipment shall be shipped directly from the Supplier to Lessee.

(b) Lessee agrees that the Equipment shall be used by Lessee solely in the conduct of its business and in a manner complying with all applicable federal, state, and local laws and regulations.

(c) LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT, OR THE INTEREST OF LESSEE HEREUNDER. NOR SHALL LESSEE REMOVE ,ANY EQUIPMENT FROM THE CONTINENTAL UNITED STATES. WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR.

(d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor

VII.     SERVICE:

(a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted. Lessee shall, if at any time requested by Lessor, affix in a prominent position on each unit of Equipment plates, tags or other identifying labels showing ownership thereof by Lessor

(b) Lessee will nor, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Equipment if such addition will impair the originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Equipment which are not readily removable shall be made only in compliance with applicable law, including Internal


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         Revenue Service guidelines, and shall become the property of Lessor.
         Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any Equipment to or in any other personal or real property.

(c) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessee.

VIII. STIPULATED LOSS VALUE: Lessee shall promptly and fully notify Lessor in writing if any unit of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "Casualty Occurrences"). On the rental payment date next succeeding a Casualty Occurrence (the "Payment Date"), Lessee shall pay Lessor the sum of (x) the Stipulated Loss Value of such unit calculated as of the rental next preceding such Casualty Occurrence (-CALCULATION Date-); and (y) all rental and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate and (except in the case of the loss, theft or complete destruction of such unit) Lessor shall be entitled to recover possession of such unit

IX. LOSS OR DAMAGE: Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment.

X. INSURANCE: Lessee agrees, at is own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may require, including, but not limited to, insurance for damage to or loss of such Equipment and liability coverage for personal injuries, death or property damage! with Lessor named as additional insured and with a loss payable clause in favor of Lessor, as is interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. The insurance shall provide (i) liability coverage in an amount equal to at least ONE MILLION U S. DOLLARS ($1,000,000.00) total liability per occurrence, unless otherwise stated in any Schedule, and
         (ii) casualty /property damage coverage in an amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment; or at such other amounts as may be required by Lessor. All such policies shall be with companies, and on terms, satisfactory to Lessor. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies. Any expense of Lessor in adjusting or collecting insurance shall be become by Lessee. Lessee will not make adjustments with insurers except (i) with respect to claims for damage to any unit of Equipment where the repair costs do not exceed ten percent (10%) of such unit's fair market value, or (ii) with Lessors written consent. Said policies shall provide that the insurance may not be altered or canceled by the insurer until after shiny (30) days written notice to Lessor. Lessor may, at is option, apply proceeds of insurance, whole or in pan, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.

XI.      RETURN OF EQUIPMENT:

(a) Upon any expiration or termination of this Agreement or any Schedule, Lessee shall promptly, at its own cost and expense: (i) perform any testing and repairs required to place


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         the affected units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for their originally intended purpose; (ii) if deinstallation, disassembly or crating is required, cause such units to be deinstalled, disassembled and crated by an authorized manufacture's representative or such other service person as is satisfactory to Lessor; and (iii) return such units to a location within the continental United States as Lessor shall direct; (iv) ensure all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment are properly removed; (v) provide that all Equipment will be cleaned and cosmetically acceptable, and in such condition as to be immediately installed and put into use in a similar environment for which the Equipment was originally intended to be used; (vi) remove all waste material and fluid from the Equipment and dispose of in accordance with then current waste disposal laws; and (vii) obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of 1he equipment and name Lessor as the loss payee on all such policies of insurance.

(b) Until Lessee has fully complied with the requirements of Section Xl(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate such continued leasehold interest upon ten (10) days notice to Lessee.

(c) At least ninety (90) days and not more than one hundred twenty (120) days prior to lease termination. Lessee shall: (i) provide to Lessor a detailed inventory of all component of the Equipment including model and serial numbers; and (ii) provide an up-to-date copy of all documentation pertaining to the Equipment including, but not limited to service manuals, blue pants, process flow,, diagrams, operating manuals and maintenance records.

(d) At least one hundred twenty (120) days prior to and continuing up to lease termination. Lessee shall, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers. Lessee shall provide personnel, power and other requirements necessary to demonstrate electrical, hydraulic and mechanical systems for each item of Equipment.

XII.     DEFAULT:

(a) Lessor may in writing declare this Agreement in default if Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten ( 10) days; Lessee breaches any of its insurance obligations under Section X; Lessee breaches any of is other obligations and fails to cure that breach within thirty (30) days after written notice thereof; any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; Lessee becomes insolvent or ceases to do business as a going concern; any Equipment is illegally used; or a petition is filed by or against Lessee or any Guarantor of Lessee's obligations to Lessor under any bankruptcy or insolvency laws. Such declaration shall apply to all Schedules except as specifically excepted by Lessor.

(b) After default, at the request of Lessor, Lessee shall comply with the provisions of Section Xl(a). Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment is believed to be and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rental next preceding the declaration of default), and (ii) all rentals and other sums then due hereunder. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment


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         present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent. costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's cost, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in ( I ) and (2) forthwith

(c) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's annual attorney's fees incurred in connection with the enforcement, assertion defense or preservation of Lessor's rights and remedies hereunder, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

(d) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

XIII. ASSIGNMENT: Lessor may, without the consent of Lessee, assign this Agreement or any Schedule. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Equipment Schedule to such assignee or as instructed by Lessor. Lessee further agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

XIV. NET LEASE; NO SET-OFF, ETC: This Agreement is a net lease. Lessee's obligation to pay rent and other amount due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against said rent or other amounts, including. without limitation, those arising or allegedly arising out of claims (present or future, alleged or annual and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor under this Agreement or otherwise. Nor shall this Agreement terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof

XV.      INDEMNIFICATION:

(a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, anions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort (but excluding all losses, damages, penalties, injuries, claims, anions and suits arising solely from willful misconduct or gross negligence of Lessor) including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition,


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      return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent. trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee any sublessee or employees of Lessee. Lessee shall. upon request. defend any actions based on. or arising out of any of the foregoing

(b) Lessee hereby represents, warrants and covenants that (i) on the Lease Commencement Date for any unit of Equipment, such unit will qualify for all of the items of deduction and credit specified in Section C of the applicable Schedule ("Tax Benefits") in the hands of Lessor (all references to Lessor in this Section XV include Lessor and the consolidated taxpayer group of which Lessor is a member), and (ii) at no time during the term of this Agreement will Lessee take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such an or omission is otherwise permitted by Lessor or the terms of this Agreement), which will result in the disqualification of any Equipment for, or recapture of, all or any portion of such Tax Benefits.

(c) If as a result of a breach of any representation, warranty or covenant of the Lessee contained in this Agreement or any Schedule (x) tax counsel of Lessor shall determine that Lessor is not entitled to claim on its Federal income tax return all or any portion of the Tax Benefits with respect to any Equipment, or (y) any such Tax Benefit claimed on the Federal income tax return of Lessor is disallowed or adjusted by the Internal Revenue Service, or (z) any such Tax Benefit is recomputed or recaptured (any such determination, disallowance, adjustment, recomputation or recapture being hereinafter called a "Loss"), then Lessee shall pay to Lessor, as an indemnity and as additional rent, such amount as shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yields and cash flows, computed on the same assumptions, including tax rates (unless any adjustment has been made under Section 111 hereof, in which case the Effective Rate used in the next preceding adjustment shall be substituted), as were utilized by Lessor in originally evaluating the transaction (such yields and flows being hereinafter called the "NET ECONOMIC Return") to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. Such amount shall be payable upon demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount.

(d)   All of Lessor's rights, privileges and indemnities contained in this
      Section XV shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, is successors and assigns.

XVI. DISCLAIMER: LESSEE ACKNOWLEDGES THAT TT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHAN'TABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMEN'T, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing. Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks



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      relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the term of this Lease to assert and enforce. at Lessee's sole cost and expense. from time to time. in the name of and for the account of Lessor and or Lessee. as their interests may

XVII. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each Schedule

(a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and ail related documents (together, the "DOCUMENTS") AND IS DULY qualified to do business wherever necessary to y on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

(b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws.

(c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already herein obtained

(d)    The entry into and performance by Lessee of the Documents will not:
      (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or by-laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party

(e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

(f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property.

(g) Each Balance Sheet and Statement of Income delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such Balance Sheet and Statement of Income, there has been no material adverse change.

(h) Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement).

(i) The Equipment will at all times be used for commercial or business purposes.

XVIII. EARLY TERMINATION:

(a) On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no default exists hereunder, terminate this Agreement as to all (but not less than



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      all) of the Equipment on such Schedule as of a rent payment date
      ("Termination Date") upon at least ninety (90) days prior written notice to Lessor.

(b) Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor (A) the Termination Value (calculated as of the rental due on the Termination
      Date) for the Equipment. and (B) all rent and other sums due and unpaid as of the Termination Date.

(c) Provided that all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee.

(d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment In that event on the Termination Date Lessee shall (i) return the Equipment (in accordance with Section XI) and (ii) pay to Lessor all amounts required under Section XVIII(B) LESS THE amount of the highest bid certified by Lessee to Lessor.

XIX.  PURCHASE OPTION:

(a) So long as no default exists hereunder and the lease has not been earlier terminated, Lessee may at lease expiration, upon at least one hundred eighty ( 180) days prior written notice to Lessor, purchase all (but not less than all) of the Equipment in any Schedule on an AS IS WHERE IS BASIS, without recourse to or warranty from Lessor, express or implied, for cash equal to its then Fair Market Value (plus all applicable sales taxes).

(b) "FAIR MARKET VALUE" SHALL mean the price which a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Equipment in an arm's-length transaction to a willing seller under no compulsion to sell; PROVIDED, HOWEVER, that in such determination: (i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and resumed under this Agreement; (ii) in the case of any installed Equipment that Equipment shall be valued on an installed basis; and (iii) costs of removal from current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Value at least one hundred thirty-five (135) days before lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

(c) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after Fair Market Value is determined (by agreement or appraisal).

XX.   MISCELLANEOUS:

(a) LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, TIHIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER



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      OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP
      THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS LEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT

(b) Unless and until Lessee exercises its rights under Section XIX above, nothing herein contained shall give or convey to Lessee any right title or interest in and to any Equipment except as a lessee. Any cancellation or termination by Lessor, pursuant to the provision of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.

(c) Time is of the essence of this Agreement Lessor's failure at anytime to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF
      ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

(d) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

(e) Any rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted modified or altered to conform thereto.

(f) Adjustment to Capitalized Lessor's Cost Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) within each Schedule to account for equipment change orders, equipment returns, invoicing errors, and similar manner. Lessee acknowledges and agrees that the Rent shall be adjusted as a



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
      result of such change in the Capitalized Lessor's Cost. Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if different from that disclosed on the Schedule.

IN WITNESS WEIEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written


      LESSOR:                                     LESSEE:


     General Electric Capital Corporation         Telco Systems, Inc.
     By;  Eric J. Staczek                         By: William J. Stuart
     Credit Analyst                               VP & CFO



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